UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7030 Park Centre Dr., Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On December 6, 2013, Dynatronics Corporation (the “Company”) dismissed Larson & Company as the Company’s independent registered public accounting firm.

The dismissal of Larson & Company as the Company’s independent registered public accounting firm was made by the Audit Committee of the Company’s Board of Directors. The Company’s Board of Directors also approved the decision to dismiss Larson & Company.

The report of Larson & Company on the Company’s financial statements as of and for the year ended June 30, 2013, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(By way of background, on October 26, 2012, the Company previously dismissed Tanner LLC as the Company’s independent registered public accounting firm, as disclosed in a Current Report on Form 8-K filed October 30, 2012, which also disclosed the engagement by the Company of Larson & Company. The report of Tanner LLC on the Company’s financial statements as of and for the year ended June 30, 2012, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  The Company provided Tanner LLC with a copy of the disclosures made in the October 2012 Current Report and requested that Tanner LLC furnish a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of the letter provided by Tanner LLC was filed as Exhibit 16.1 to the October 2012 8-K.)

During the Company’s most recent fiscal year ended June 30, 2013, and the subsequent period through the date of this Report, there were (i) no disagreements with Larson & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Larson & Company would have caused them to make reference thereto in connection with this Report, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Larson & Company with a copy of the disclosures made in this Current Report on Form 8-K and requested that Larson & Company furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of the letter provided by Larson & Company is filed as Exhibit 16.1 to this Form 8-K.

During the Company’s fiscal year ended June 30, 2012, and the subsequent period through the date of this Report, there were (i) no disagreements with Tanner LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Tanner LLC would have caused them to make reference thereto in connection with this Report, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Engagement of Independent Registered Public Accounting Firm

Additionally, following the dismissal of Larson & Company, on December 6, 2013, the Company engaged Mantyla McReynolds LLC, an independent member of the BDO Seidman Alliance, as its new independent registered public accounting firm.  The appointment of Mantyla McReynolds LLC was made by the Audit Committee of the Company’s Board of Directors. The Company’s Board of Directors also approved the decision to engage Mantyla McReynolds LLC as the Company’s new independent registered public accounting firm.

During the two most recent fiscal years and through December 6, 2013, the Company had not consulted with Mantyla McReynolds LLC regarding any of the following:

(a)
The application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Mantyla McReynolds LLC did not provide either a written report or oral advice to the Company that Mantyla McReynolds LLC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or

(b)
The subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

16.1	Letter from Larson & Company, dated December 6, 2013, to the Securities and Exchange Commission regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr.
Chairman and President

Date:  December 9, 2013